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                                                                     EXHIBIT 4.7



                     FOURTH AMENDMENT TO LETTER AGREEMENT
                     ------------------------------------



          THIS FOURTH AMENDMENT TO LETTER AGREEMENT (this "Fourth Amendment") is made and dated as of November 1, 1996 among INTERNATIONAL HOUSE OF PANCAKES, INC. (the "Borrower"), IHOP CORP., as Guarantor (the "Guarantor"), and BANK OF AMERICA ILLINOIS ("Bank"), and amends that certain Letter Agreement dated as of June 30, 1993, as amended by a letter dated July 15, 1993 from Continental Bank to the Borrower, a First Amendment to Letter Agreement dated as of December 31, 1994, a Second Amendment to Letter Agreement dated as of March 11, 1996, and a Third Amendment to Letter Agreement dated as of September 3, 1996 (as so amended, the "Agreement").

                                    RECITAL
                                    -------

          The Borrower has requested that the Bank enter into the Intercreditor Agreement in the form attached hereto, amend certain financial covenants and waive certain Event of Defaults under the Agreement, and the Bank is willing to do so on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Terms.  All capitalized terms used herein shall have the same
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meanings as in the Agreement unless otherwise defined herein.  All references to the Agreement shall mean the Agreement as hereby amended.

          2.   Amendments to Agreement.  The parties hereto agree that the
               -----------------------
Agreement is hereby amended as follows:

               2.1 Section 14.1(i) of the Agreement is amended and restated in its entirety as follows:

                    "(i) Liens including Liens arising out of purchase money financing not otherwise permitted by the foregoing clauses of this Section 14.1 securing Debt (without duplication) of IHOP, the Borrower or any Subsidiary of IHOP or the Borrower, provided that the sum
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of (i) the principal amount of such Debt plus (ii) unsecured Debt (other than
Additional Permitted Subsidiary Guarantees) of Subsidiaries of IHOP (other than the Borrower) and Subsidiaries of the Borrower not otherwise permitted under
Section 14.4(a) does not exceed at any time 15% of Consolidated Tangible Net Worth."

               2.2 Section 14.4(B) of the Agreement is amended and restated in its entirety as follows:

                    "(B) Additional Debt (other than Additional Permitted Subsidiary Guarantees), provided that the sum of the aggregate principal amount of such Debt plus the aggregate principal amount of all other Debt (without duplication) of IHOP, the Borrower and any of their Subsidiaries which is secured by Permitted Liens permitted by Section 14.1(i) does not exceed 15% of Consolidated Tangible Net Worth."

               2.3 Section 18 of the Agreement is amended to include the following definitions:

                    "Additional Permitted Subsidiary Guarantees" shall mean those Guarantees delivered by any Subsidiary Guarantor which guarantees Debt of the Borrower the beneficiaries of which are or become a party to, and thereby agree to undertake and perform the duties, rights and obligations of a party under, the Intercreditor Agreement.

                    "Intercreditor Agreement" means the Intercreditor Agreement dated as of November 1, 1996 among the 1992 Noteholders (as defined therein), the 1996 Noteholders (as defined therein), the Bank and additional creditors which may become a party thereto from time to time, substantially in the form attached hereto as Exhibit I.

                    "Subsidiary Guarantors" shall mean collectively IHOP Realty, IHOP Properties, Inc. and IHOP Restaurants, Inc.

               2.4 The Agreement is amended to include the Intercreditor Agreement as Exhibit I.

          3.   Reaffirmation of IHOP Guaranty.  IHOP does hereby reaffirm that
               ------------------------------
the terms and provisions of Section

                                       2
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17 of the Agreement continue in full force and effect and are ratified and confirmed in all respects on and as of the date hereof, after giving effect to this Fourth Amendment. IHOP agrees that any references to the Note in the Agreement, including without limitation Section 17 of the Agreement, shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby.

          4.   Execution of Intercreditor Agreement.  The Bank hereby agrees to
               ------------------------------------
duly authorize, execute, deliver and perform its obligations under the Intercreditor Agreement.

          5.   Representations and Warranties.  IHOP and the Borrower do hereby
               ------------------------------
represent and warrant as follows:

               5.1  Authority.  Each of the Borrower and IHOP has been duly
                    ---------
incorporated and is a validly existing corporation under the laws of the State of Delaware, has full legal right, power and authority to enter into this Fourth Amendment and to carry out and consummate all transactions contemplated by the Agreement and this Fourth Amendment.

               5.2  Enforceability.  This Fourth Amendment has been duly
                    --------------
authorized and is a valid and binding obligation of the Borrower and IHOP, enforceable in accordance with its terms.

               5.3  No Conflict.  This Fourth Amendment will not conflict with
                    -----------
or constitute a breach of or a default under their respective articles of incorporation or by-laws, or any material agreement to which the Borrower or IHOP is a party or by which the Borrower or IHOP or any of their respective properties are bound, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or IHOP or any of their respective activities or properties.

               5.4  No Event of Default.  Except for the Event of Defaults
                    -------------------
waived pursuant to Section 7 hereof, no Event of Default under the Agreement has occurred and is continuing.

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               5.5  Representations and Warranties.  The representations and
                    ------------------------------
warranties in Section 11 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          6.   Conditions, Effectiveness.  The effectiveness of this Fourth
               -------------------------
Amendment shall be subject to the compliance by the Borrower with its agreements herein contained and the execution and delivery of the Intercreditor Agreement by the parties thereto.

          7. Upon and by virtue of this Fourth Amendment becoming effective as herein contemplated, the Event of Default under Section 16(c) and the Event of Default under Section 16(f) caused by a default under Sections 11.1(I) and 11.4(B) of the 1992 Note Agreements (as defined in the Intercreditor Agreement) shall be deemed to have been waived by the Bank.

          8.   Miscellaneous
               -------------

          (a) Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          (b) This Fourth Amendment is specific in time and in intent and does not constitute, nor shall it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          (c) This amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This amendment shall not become effective until the Borrower, IHOP, IHOP Realty, IHOP Properties, Inc. and IHOP Restaurants, Inc. shall each have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to Bank and the Bank shall

                                       4
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have signed a copy hereof, whether the same or counterpart, and the same shall have been delivered to the Borrower.

          9.   Governing Law.  This Fourth Amendment shall be a contract made
               -------------
under and governed by the internal laws of the state of Illinois.

          IN WITNESS WHEREOF, each of the parties hereto has caused its respective duly authorized officer to execute and deliver this Fourth Amendment as of the date first written above.

                         INTERNATIONAL HOUSE OF PANCAKES, INC.



                         By: /s/ Richard K. Herzer
                             _____________________
                              Richard K. Herzer
                              President and
                                Chief Executive Officer

                         IHOP CORP.



                         By: /s/ Richard K. Herzer
                             _____________________
                              Richard K. Herzer
                              President and
                                Chief Executive Officer


                         BANK OF AMERICA ILLINOIS


                        By: /s/ Gina M. West
                            ________________
                              Gina M. West
                              Vice President


                                       5
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                             CONSENT OF GUARANTOR
                             --------------------



          The undersigned Guarantor does hereby consent to the foregoing Fourth Amendment to Letter Agreement dated as of November 1, 1996 and hereby reaffirms, ratifies and confirms that its Subsidiary Guarantee continues in full force and effect on and as of the date hereof and after giving effect to such Fourth Amendment. The undersigned agrees that any references to the Note in the Guarantee and the Agreement shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in
Section 3 of the Agreement.

Dated:  November 8, 1996



                              IHOP REALTY CORP.



                              By: /s/ Richard K. Herzer
                                  _____________________
                                    Richard K. Herzer
                                    President and
                                      Chief Executive Officer

                                       6
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                             CONSENT OF GUARANTOR
                             --------------------



          The undersigned Guarantor does hereby consent to the foregoing Fourth Amendment to Letter Agreement dated as of November 1, 1996 and hereby reaffirms, ratifies and confirms that its Subsidiary Guarantee continues in full force and effect on and as of the date hereof and after giving effect to such Fourth Amendment. The undersigned agrees that any references to the Note in the Guarantee and the Agreement shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in
Section 3 of the Agreement.

Dated:  November 8, 1996


                              IHOP PROPERTIES, INC.



                              By: /s/ Richard K. Herzer
                                  _____________________
                                  Richard K. Herzer
                                  President and
                                      Chief Executive Officer

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